UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reports): March 20, 2018

Questar Gas Company

(Exact name of registrant as specified in its charter)

Utah	333-69210	87-0155877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Lake Street P.O. Box 45360 Salt Lake City, Utah	84145-0360
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (801) 324-5000

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2018, Dominion Energy, Inc. (Dominion Energy), and its wholly-owned subsidiaries, Virginia Electric and Power Company (Virginia Power), Dominion Energy Gas Holdings, LLC (Dominion Energy Gas), and Questar Gas Company (Questar Gas), entered into a $6,000,000,000 Third Amended and Restated Revolving Credit Agreement (the Credit Facility) with JPMorgan Chase Bank, N.A., as Administrative Agent, Mizuho Bank, Ltd., Bank of America, N.A., The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Syndication Agents, and other lenders named therein.

The purposes of the Credit Facility, which amends and restates its predecessor agreement in its entirety, are to (i) increase the aggregate revolving loan commitment of the lenders from $5,000,000,000 to $6,000,000,000, (ii) increase Dominion Energy’s permitted ratio of total debt to capitalization from 0.65 to 1.00 to 0.675 to 1.00, (iii) extend the maturity date from April 2020 to March 2023 and (iv) make certain administrative and related changes. The permitted ratio of total debt to capitalization for Virginia Power, Dominion Energy Gas and Questar Gas remains 0.65 to 1.00. The Credit Facility can be used by Questar Gas and the co-borrowers to support bank borrowings and the issuance of commercial paper, as well as to support the issuance of letters of credit. The changes introduced in the Credit Facility are not expected to have any material impact on the annual cost or availability of funds to Questar Gas. A maximum of $1,000,000,000 of the Credit Facility is available to Questar Gas, assuming adequate capacity is available after giving effect to uses by co-borrowers Dominion Energy, Virginia Power and Dominion Energy Gas and subject to any sub-limits for Questar Gas agreed to among Questar Gas and the co-borrowers from time to time. The Credit Facility matures in March 2023, unless extended.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On March 20, 2018, Dominion Energy, Virginia Power, Dominion Energy Gas and Questar Gas terminated the $500,000,000 Second Amended and Restated Revolving Credit Agreement (the LOC Facility) with KeyBank National Association, as Administrative Agent, and U.S. Bank National Association, as Syndication Agent, and other lenders named therein. The LOC Facility was available to Questar Gas and the co-borrowers to support the issuance of letters of credit. Questar Gas and the co-borrowers elected to terminate the LOC Facility in conjunction with the increase in the aggregate revolving loan commitment of the lenders under the Credit Facility.

A summary of the terms of the LOC Facility may be found in the Current Report on Form 8-K filed by Questar Gas on November 10, 2016, which summary is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description

10.1	$6,000,000,000 Third Amended and Restated Revolving Credit Agreement, dated as of March 20, 2018, among Dominion Energy, Inc., Virginia Electric and Power Company, Dominion Energy Gas Holdings, LLC, Questar Gas Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Mizuho Bank, Ltd., Bank of America, N.A., The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Syndication Agents, and other lenders named therein (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUESTAR GAS COMPANY Registrant

/s/ James R. Chapman
Name:	James R. Chapman
Title:	Senior Vice President – Mergers & Acquisitions and Treasurer

Date: March 26, 2018